Exhibit 99.3
TELULAR CORPORATION
UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
(Amounts in thousands, except per share amounts)
The Unaudited Consolidated Pro Forma Balance Sheet combines the historical consolidated balance sheet of Telular as of March 31, 2006 and the historical balance sheet of FWT as of March 31, 2006, giving effect to the acquisition as if it had occurred on March 31, 2006. The Unaudited Consolidated Pro Forma Statement of Operations for the year ended September 30, 2005 combines the historical consolidated statement of operations of Telular for the year ended September 30, 2005 and FWT for the year ended December 31, 2005 as if the merger had occurred on October 1, 2004. The Unaudited Consolidated Pro Forma Statement of Operations for the six months ended March 31, 2006 combines the historical consolidated statements of operations of Telular and FWT for the six months ended March 31, 2006 as if the purchase had occurred on October 1, 2005. No adjustments were made to conform to either FWT’s balance sheet or their statement of operations to Telular’s fiscal year-end. No pro forma effects have been given to any operational or other synergies that may be realized from the FWT acquisition.
Pursuant to earn-out provisions in the Asset Purchase Agreement, CSI Wireless Inc. may be entitled to receive up to the number of shares of Telular’s Common Stock representing an aggregate value of no more than $3.6 million. The amount of this payment is contingent upon revenues generated from the products acquired in the acquisition of FWT. The unaudited pro forma consolidated financial information does not give effect to the potential amounts payable under these provisions.
The unaudited pro forma consolidated financial information is based on the estimates and assumptions described in the notes to the unaudited pro forma consolidated financial statements. The unaudited pro forma consolidated financial information has been prepared using the purchase method of accounting in which the total cost of the FWT acquisition is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. This allocation has been done on a preliminary basis and is subject to change pending final determination of fair values for the acquired assets and liabilities assumed and a final analysis of the total purchase price paid, including direct costs of the acquisition. The adjustments included in the unaudited pro forma consolidated financial information represent the preliminary determination of such adjustments based upon currently available information. Accordingly, the actual fair value of the assets acquired, liabilities assumed and the related adjustments may differ from those reflected in this Current Report on Form 8-K. Telular expects to finalize the purchase price allocation within one year of the date of the FWT acquisition.
The unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that might have been achieved had the transaction occurred as of an earlier date, and they are not necessarily indicative of future operating results or financial position. These pro forma amounts do not, therefore, project Telular’s financial position or results of operations for any future date or period. The accompanying unaudited pro forma consolidated financial information should be read in conjunction with the historical financial statements and the related notes thereto of Telular, which are included in its Annual Report on Form 10-K, as well as other financial included elsewhere in this Current Report on Form 8-K.

TELULAR CORPORATION
UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
AS OF MARCH 31, 2006
( in thousands)

		Fixed Wireless	Adjustments
	Telular	Division of	for		Pro Forma
	Corporation	CSI Wireless Inc.	Acquisition	Notes	Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$12,972	$—	$(3,044)	{A}	$9,928
Restricted cash	6,000	—	—		6,000
Trade accounts receivable, less allowance for doubtful accounts	20,765	7,145	(7,145)	{C}	20,765
Inventories, net	8,674	211	(142)	{C}, {D}	8,743
Prepaid expenses and other current assets	701	122	(10)	{C}, {D}	813

Total current assets	49,112	7,478	(10,341)		46,249

Property and equipment, net	3,243	2,951	(602)	{D}	5,592
Other assets:
Goodwill	2,554	—	3,534	{D}	6,088
Other intangible assets, net	1,350	—	4,203	{D}	5,553
Deposits and other	47	—	—		47

Total other assets	3,951	—	7,737		11,688

Total assets	$56,306	$10,429	$(3,206)		$63,529

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$11,021	$2,835	$(2,835)	{C}, {D}	$11,021
Accrued liabilities	4,195	1,074	(516)	{C}	5,800
			1,047	{B}

Current portion of capital leases	—	135	(22)		113

Total current liabilities	15,216	4,044	(2,326)		16,934

Stockholders’ equity:
Common stock	161	—	19	{A}	180
Additional paid-in capital	162,523	—	5,486	{A}	168,009
Divisional equity	—	6,385	(6,385)	{D}	—
Deficit	(121,594)	—	—		(121,594)

Total stockholders’ equity	41,090	6,385	(880)		46,595

Total liabilities and stockholders’ equity	$56,306	$10,429	$(3,206)		$63,529

See accompanying notes to the unaudited consolidated pro forma balance sheet

TELULAR CORPORATION
NOTES TO UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
AS OF MARCH 31, 2006
(in thousands)
{A}	Reflects the cash paid of $3,044 and the value of the stock issued of $5,505 for the purchase of the CSI’s Fixed Wireless Division.

{B}	Reflects additional transaction costs for professional services related to the acquisition and included in the purchase price.

{C}	Reflects the elimination of certain assets and liabilities not acquired/assumed in the acquisition. These assest and liabilities consist primarily of accounts receivable, accounts payable and certain accrued liabilities. Assets acquired and liabilities assumed are detailed in note {D} below.

{D}	To eliminate the historical FWT’s equity and to record the assets acquired, liabilities assumed and goodwill as of May 8, 2006 resulting from the acquisition based on the following computations, estimates and assumptions:

Purchase price:	$8,549
Plus transaction costs	1,047

Total purchase price	9,596

Less fair value of net assets acquired:
Fair value of assets acquired:
Inventory	69
Prepaid expenses and deposits	112
Property and equipment, net	2,349
Value assigned to intangibles	4,203
Fair value of liabilities assumed:
Accrued liabilities	(558)
Capital lease obligations	(113)

Fair value of net assets acquired	6,062

Goodwill resulting from the acquisition	$3,534

TELULAR CORPORATION
UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2005
(in thousands except per share data)

		Fixed Wireless
	Telular	Division of
	Corporation	CSI Wireless Inc.
	Year Ended	Year Ended	Adjustments
	September 30,	December 31,	for		Pro Forma
	2005	2005	Acquisition	Notes	Consolidated
Revenue
Net product sales	$42,867	$35,158	(3,012)	{D}	$75,013
Service revenue	9,095	—	—		9,095
Royalty revenue	473	—	—		473

Total revenue	52,435	35,158	(3,012)		84,581

Cost of sales
Net product cost of sales	36,522	29,663	(2,657)	{D}	63,528
Service cost of sales	5,132	—	—		5,132

Total cost of sales	41,654	29,663	(2,657)		68,660

Gross margin	10,781	5,495	(355)		15,921

Operating Expenses
Engineering and development	6,958	3,290	—		10,248
Selling and marketing	9,495	677	—		10,172
General and administrative	4,894	530	—		5,424
Stock-based compensation	—	142	(142)	{B}	—
Amortization	600	—	2,104	{A}	2,704
Depreciation	—	923			923

Total operating expenses	21,947	5,562	1,962		29,471

Loss from operations	(11,166)	(67)	(2,317)		(13,550)

Other income (expense)
Interest income	476	—	(107)	{C}	369
Other	(192)	—	—		(192)

	284	—	(107)		177

Net loss	$(10,882)	$(67)	$(2,424)		$(13,373)

Net loss per common share:basic and diluted	$(0.81)				$(0.87)

Weighted average number of common shares outstanding: basic and diluted	13,517,314		1,931,745		15,449,059

See accompanying notes to the unaudited consolidated pro forma statement of operations

TELULAR CORPORATION
NOTES TO UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2005
(in thousands)
{A}	Reflects amortization on the intangibles purchased from FWT.

{B}	Reflects the elimination of stock-based compensation for the year ended September 30, 2005, Telular accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion 25, “Accounting for Stock Issued to Employees”.

{C}	Adjustment to reduce interest income of $107 as a result of the cash paid for the acquisition of FWT.

{D}	Reflects the elimination of revenues and cost of sales associated with a product and a customer relationship Telular did not purchase.

TELULAR CORPORATION
UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED MARCH 31, 2006
(in thousands except per share data)

		Fixed Wireless	Adjustments
	Telular	Division of	for		Pro Forma
	Corporation	CSI Wireless Inc.	Acquisition	Notes	Consolidated
Revenue
Net product sales	$42,933	$20,031	(4,105)	{C}	$58,859
Service revenue	5,193	—	—		5,193

Total revenue	48,126	20,031	(4,105)		64,052

Cost of sales
Net product cost of sales	36,721	16,982	(3,471)	{C}	50,232
Service cost of sales	2,803	—	—		2,803

Total cost of sales	39,524	16,982	(3,471)		53,035

Gross margin	8,602	3,049	(634)		11,017

Operating Expenses
Engineering and development	3,595	1,580	—		5,175
Selling and marketing	5,434	493	—		5,927
General and administrative	2,729	301	—		3,030
Stock-based compensation	—	46	—		46
Amortization	300	—	1,137	{A}	1,437
Depreciation	—	447			447

Total operating expenses	12,058	2,867	1,137		16,062

Income (loss) from operations	(3,456)	182	(1,771)		(5,045)

Other income, net	265	—	(68)	{B}	197

Net loss	$(3,191)	$182	$(1,839)		$(4,848)

Net loss per common share: basic and diluted	$(0.20)				$(0.27)

Weighted average number of common shares outstanding: basic and diluted	16,126,890		1,931,745		18,058,635

See accompanying notes to the unaudited consolidated pro forma statement of operations

TELULAR CORPORATION
NOTES TO UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED MARCH 31, 2006
(in thousands)
{A}	Reflects $1,095 of amortization on the intangibles purchased from FWT.

{B}	Adjustment to reduce interest income of $68 as a result of the cash paid for the acquisition of FWT.

{C}	Reflects the elimination of revenues and cost of sales associated with a product and a customer relationship Telular did not purchase.